Exhibit 99.3

Notice of Guaranteed Delivery

To Tender for Exchange of

9.0% Priority Guarantee Notes due 2019

for Outstanding 9.0% Priority Guarantee Notes due 2019

144A Notes (CUSIP 184502 BJ0 and ISIN US184502BJ03)

Regulation S Notes (U18285 AH6 and ISIN USU18285AH69)

IAI Notes (CUSIP 184502 BK7 and ISIN US184502BK75)

and

11.25% Priority Guarantee Notes due 2021

for Outstanding 11.25% Priority Guarantee Notes due 2021

144A Notes (CUSIP 184502 BM3 and ISIN US184502BM32)

Regulation S Notes (U18285 AJ2 and USU18285AJ26)

of

Clear Channel Communications, Inc.

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME, ON                     , 2013 (THE “EXPIRATION

DATE”), UNLESS EXTENDED BY CLEAR CHANNEL COMMUNICATIONS, INC. IN

ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Registered Mail or Overnight Carrier:	Facsimile Transmission: (for eligible institutions only)	By Hand Delivery:
U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107	(651) 466-7372 Attn: Specialized Finance Department	U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107
Confirm by Telephone: (800) 934-6802

For any questions regarding this notice of guaranteed delivery or for any additional information, you may contact the exchange agent by telephone at (800) 934-6802, or by facsimile at (651) 466-7372.

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

Registered holders of (i) outstanding 9.0% Priority Guarantee Notes due 2019 (together with the guarantees thereof, the “2019 Outstanding Notes”) who wish to tender their 2019 Outstanding Notes in exchange for a like principal amount of 9.0% Priority Guarantee Notes due 2019 (together with the guarantees thereof, the “2019 Exchange Notes”) and (ii) outstanding 11.25% Priority Guarantee Notes due 2021 (together with the guarantees thereof, the “2021 Outstanding Notes,” and collectively with the 2019 Outstanding Notes, the “Outstanding Notes”) who wish to tender their 2021 Outstanding Notes in exchange for a like principal amount of 11.25% Priority Guarantee Notes due 2021 (together with the guarantees thereof, the “2021 Exchange Notes,” and collectively with the 2019 Exchange Notes, the “Exchange Notes”) may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Outstanding Notes pursuant to the Exchange Offers (as defined below) if: (1) their Outstanding Notes are not immediately available or (2) they cannot deliver their Outstanding Notes (or a confirmation of book-entry transfer of Outstanding Notes into the account of the Exchange Agent at The Depository Trust Company), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or (3) they cannot complete the procedure for book-entry transfer on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See “Exchange Offers—Procedures for Tendering” in the prospectus dated                     , 2013 (the “Prospectus”), which together with the related Letter of Transmittal constitutes the “Exchange Offers” of Clear Channel Communications, Inc.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal, upon the terms and subject to the conditions contained in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (If Known) of Outstanding Notes or if Outstanding Notes will be Delivered by Book-Entry Transfer at the Depositary Trust Company, Insert Account No.	Title of Securities (i.e. 2019 Outstanding Notes or 2021 Outstanding Notes)	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*	Must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or Authorized Signatory: Name(s) of Registered Holder(s):	Date: Address: Area Code and Telephone No.:

This notice of guaranteed delivery must be signed by the registered holder(s) exactly as their name(s) appear(s) on certificate(s) for notes or on a security position listing as the owner of notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not To Be Used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offers—Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, all by 5:00 p.m., New York City time, on the third trading day after the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address as set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by the Trustee whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Securities listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offers.